EXHIBIT 4.9

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of February 5, 2008, among Speedy Re-Employment, LLC (the “Subsidiary Guarantor”), a subsidiary of MSC-Medical Services Company (or its permitted successor), a Florida corporation (“MSC”), with MSC as a wholly-owned subsidiary of MCP-MSC Acquisition, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 21, 2005, providing for the issuance of Senior Secured Floating Rate Notes due 2011 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the obligations of the Company under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees as follows:

(a) Along with any and all other Subsidiary Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) Interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantor shall be, jointly and severally with all other Subsidiary Guarantors, obligated to pay the same immediately. This Note Guarantee is a guarantee of payment and not of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantor.

(c) Subject to Section 6.06 of the Indenture, the following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) The Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Subsidiary Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee.

(h) The Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirm that it is the intention of all such parties that this Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor shall not, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Supplemental Indenture, result in the obligations of the Subsidiary Guarantor under this Note Guarantee constituting a fraudulent transfer or conveyance.

3. Execution and Delivery. The Subsidiary Guarantor agrees that this Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of this Note Guarantee.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantor and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: February 5, 2008

SPEEDY RE-EMPLOYMENT, LLC

By:	/s/ Adam Doctoroff
Name:	Adam Doctoroff
Title:	Vice President

MCP-MSC ACQUISITION, INC.

By:	/s/ Adam Doctoroff
Name:	Adam Doctoroff
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION AS TRUSTEE

By:	/s/
Name:
Title:

MSC-MEDICAL SERVICES COMPANY

By:	/s/ Adam Doctoroff
Name:	Adam Doctoroff
Title:	Vice President

Speedy—Supplemental Indenture Signature Page

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